UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

TON Strategy Company
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3024 Sierra Juniper Ct
Las Vegas, Nevada	89138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TONX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On September 8, 2025, TON Strategy Company (the “Company”) issued a press release reporting its treasury asset value per share and announcing that it had engaged Cantor Fitzgerald & Co. as a non-exclusive buyback agent for its previously approved up to $250 million stock repurchase program. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Disclosure Channels to Disseminate Information

Company investors and others should note that the Company announces material information to the public about the Company, its strategy and other items through a variety of means, including on the Company website (https://www.tonstrat.com/), the investor relations and email alerts subscription sections thereof, its filings with the SEC, press releases, public conference calls, webcasts, and its various social media accounts in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages its investors and others to review the information it makes public in the locations below as such information could be deemed to be material information.

The Company posts information about the Company (which may or may not be material) via the following social media accounts: the Company’s Telegram handle (@tonstrat) and its X.com handle (@tonstrat). Mr. Stotz posts information about the Company (which may or may not be material) through his social media accounts, including his X.com handle (@ManuelStotz). The social media channels used by the Company and Mr. Stotz may be updated by the Company and Mr. Stotz, respectively, from time to time.

Although the Company does not intend for its social media accounts to be its primary method of disclosure for material information, it is possible that certain information the Company posts on its social media accounts may be deemed material to investors. Therefore, the Company is notifying investors, the media and other interested parties that it uses the aforementioned social media accounts, together with its investor relations website, traditional press releases, and filings with the SEC, to publish important information about the Company, including information that may be deemed material to investors. The Company encourages investors, the media and other interested parties to review the information it posts on its aforementioned investor relations website and social media channels, in addition to information announced by the Company through its filings with the SEC, press releases, webcasts and other presentations.

Website references are for information only and are not incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2025	TON Strategy Company

	By:	/s/ Veronika Kapustina
	Name:	Veronika Kapustina
	Title:	Chief Executive Officer